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                                                                     EXHIBIT 8.1

              [LETTERHEAD OF MILBANK, TWEED, HADLEY & McCLOY LLP]

October 3, 2000

ASAT (Finance) LLC
c/o Corporation Trust Center
1209 Orange Street
Wilmington, Delaware  19801
United States

Ladies and Gentlemen:

     You have requested our opinion regarding certain United States tax considerations in connection with the filing by ASAT (Finance) Limited (the "Issuer"), a Delaware corporation, of a Registration Statement on Form S-4/F-4, Registration No. 333-11292 (the "Registration Statement"), with the United States Securities and Exchange Commission (the "Commission") for the purpose of registering under the United States Securities Act of 1933, as amended, up to US$155,000,000 12.5% Senior Notes (the "Exchange Offer Notes") and the Guarantees thereunder (defined below) and soliciting the consent of the holders of the outstanding 12.5% Senior Notes due 2006 to amend the Indenture (as defined below) (the "Consent Solicitation"). The Exchange Offer Notes are to be issued in exchange for an equal aggregate principal amount of the Issuer's outstanding 12.5% Senior Notes due 2006 (the "Exchange Offer") pursuant to the Registration Rights Agreement, dated as of October 29, 1999 among the Issuer, and ASAT Holdings Limited, ASAT, Inc., ASAT Limited ("ASAT"), ASAT (Cayman) Limited, and Timerson Limited (collectively, the "Guarantors"), and Donaldson, Lufkin & Jenrette Securities Corporation and Chase Securities Inc. (together, the "Initial Purchasers"). The Exchange Offer Notes are to be issued pursuant to the Indenture dated as of October 29, 1999 (the "Indenture") among the Issuer, the Guarantors and The Chase Manhattan Bank, as trustee, filed as Exhibit 4.2 to the Registration Statement. The Exchange Offer Notes are guaranteed (the "Guarantees") by the Guarantors under Section 11 of the Indenture.

     We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.
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     In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company.

     Our opinion is based on the Internal Revenue Code of 1986, as amended and regulations, administrative rulings and judicial decisions thereunder ("Federal Income Tax Law"), in each case, as in effect on the date hereof. Federal Income Tax Law is subject to change, possibly with retroactive effect. We express no opinion as to any laws other than the Federal Income Tax Law. Regarding the laws of the Cayman Islands we have, with your permission, and without having made any independent investigation concerning it, assumed the correctness of the opinion of Maples and Calder, Cayman counsel of the Company, which has been delivered to you and filed with the Commission on this date as exhibit 5.3 to the Registration Statement. Regarding the laws of Hong Kong we have, with your permission, and without having made any independent investigation concerning it, assumed the correctness of the opinion of Richards Butler, Hong Kong counsel of the Company, which has been delivered to you and filed with the Commission on this date as exhibit 5.4 to the Registration Statement.

     Subject to the assumptions, qualifications and limitations herein and in the Registration Statement under the heading "Tax Considerations", in our opinion:

     1. an exchange of old notes for registered notes pursuant to the exchange offer will not be treated as an exchange or other taxable event for United States federal income tax purposes;

     2. statements in the prospectus contained in the Registration Statement with respect to United States federal income taxation under the heading "Tax Considerations," to the extent they constitute matters of law or legal conclusions, are the material federal income tax consequences of the exchange of old notes for registered notes pursuant to the exchange offer, and we hereby confirm the opinions stated therein.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to the name of our firm therein, without thereby admitting that we are "experts" under the Act or the rules and regulations of the Securities and Exchange Commission thereunder for the purposes of any part of the Registration Statement.

                                        Very truly yours,

                                        Milbank, Tweed, Hadley & McCloy LLP